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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) January 25, 2002
                                                         ----------------



                             NESCO Industries, Inc.
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             (Exact name of registrant as specified in its charter)



         Nevada                        000-28307                  13-3709558
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(State or other jurisdiction         (Commission                (IRS Employer
 of Incorporation)                   File Number)            Identification No.)



22-09 Queens Plaza North, Long Island City, New York                 11101
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      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   718/752-2400
                                                     ------------


          (Former name or former address, if changed since last report)


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Item 5.       Other Events

              On January 10, 2002, NESCO Industries, Inc. (the "Company") secured bridge financing in the amount of $500,000 from KSH Strategic Investment Fund I, LP ("KSH") and Cleveland Overseas, Ltd ("Cleveland"). In exchange, KSH and Cleveland were issued five year warrants to purchase a total of 200,000 shares of the Company's common stock at an exercise price of $.50 per share and a promissory note for the principal amount of $500,000 at a 10% rate of interest secured by substantially all of the assets of the Company. The promissory note will mature on the earlier of July 10, 2002 or the initial closing of the anticipated private placement of a minimum of $1,000,000 of the Company's securities, unless the private placement does not close by March 29, 2002, in which case the maturity date will be extended to October 10, 2002. KSH Investment Group Inc., a registered broker-dealer and affiliate of KSH, received a fee of $25,000 and 75,000 shares of the Company's restricted common stock for arranging the bridge financing. The Company is retaining KSH Investment Group Inc. to act as placement agent for the anticipated private placement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NESCO INDUSTRIES, INC.



Dated: January 25, 2002                 By: /s/ Lawrence S. Polan
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                                            Lawrence S. Polan,
                                            Chief Financial Officer